UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 29, 2019

Thunder Energies Corporation
(Exact name of Registrant as specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-54464

(Commission File Number)

45-1967797

(IRS Employer Identification No.)

1444 Rainville Road, Tarpon Springs, Florida 34689

(Address of Principal Executive Offices and Zip Code)

(727) 940-3944

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 8 – Other Events

Item 8.01 Other Events.

Thunder Energies Corporation (TNRG), announced today the development of a novel Combustion Enhancement Kit to decrease the contaminants in the combustion of fossil fuels in available piston engines and improve their energy output (http://thunder-energies.com/combustion.php).

In our preceding release http://www.globenewswire.com/news-release/2019/04/23/1807804/0/en/Thunder-Energies-Corporation-TNRG-Announces-Initiation-of-Tests-on-the-Novel-HyperCombustion.html we announced the successful initiation of tests on our novel HyperCombustion of fossil fuels consisting of three stages: the first being conventional combustion; the second occurring with our proprietary equipment for the intent of burning combustible contaminants in the exhaust, such as carbon monoxide and hydrocarbon; and the third intended to achieve complete combustion of fossil fuels plus the activation of nuclear effects for much high energy outputs under the same fossil fuel consumption (http://www.globenewswire.com/news-release/2019/04/23/1807804/0/en/Thunder-Energies-Corporation-TNRG-Announces-Initiation-of-Tests-on-the-Novel-HyperCombustion.html). Subject to the availability of the necessary funds, we have initiated the construction of a prototype Combustion Enhancement Kit for the second stage of our HyperCombustion, consisting of a kit applicable to commercially available, four cylinder,, electric generators and comprising the following proprietary components: illustrated in the figure: a specially designed DC power unit with a variac to select the desired power; four capacitors and related electronics; and four high temperature spark plugs; plus an exhaust analyzer available on request.

The application of the kit to the engine requires: the replacement of the spark plugs; the connection of the power unit to the battery; and the setting of the variac at minimal values. The decrease of combustible contaminants in the exhaust should be visible to the naked eye subject to proper adjustment of the variac, or it can be measured via exhaust analyzers, while there should be a distinct increase of the produced electric energy under the same fossil fuel consumption. Subject to the availability of funds, our Company contemplates the construction of prototypes for other types of electric generators and, subject to the availability of greater funds, our Company contemplates the construction of prototypes for use in commercially available cars.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER ENERGIES CORPORATION

Dated: May 29, 2019	/s/ Dr. Ruggero M. Santilli
Dr. Ruggero M. Santilli
Chief Executive Officer

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